UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- June 26, 2015
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting (the “Annual Meeting”) of shareholders of the Company held on June 26, 2015, the shareholders of the Company: (1) elected each of the five director nominees set forth below to serve as a director of the Company until the next annual meeting of shareholders and until a successor is elected and qualified; (2) ratified the appointment of Moss Adams LLP as the Company’s independent auditor for the fiscal year ending December 31, 2015; and (3) approved the executive compensation for the year ended December 31, 2014. The final voting results of each of the proposals submitted to a vote of the shareholders of the Company at the Annual Meeting are set forth below.

(1)	To elect the following five directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified:

	Number of Shares
	Voted For	Vote Withheld	Broker Non-Votes
Dennis J. Gilles	23,603,369	9,574,945	41,027,320
Douglas J. Glaspey	23,876,856	9,301,458	41,027,320
Paul A. Larkin	23,281,680	9,896,634	41,027,320
Leland L. Mink	31,378,728	1,799,586	41,027,320
John H. Walker	31,337,222	1,841,092	41,027,320

(2)	To ratify the continued appointment of Moss Adams LLP as the Company’s independent auditor for the fiscal year ending December 31, 2015:

Number of Shares
	Voted		Broker Non-
Voted For	Against	Abstain	Votes
71,719,515	2,200,641	285,478	—

(3)	Advisory vote on executive compensation for the year ended December 31, 2014:

Number of Shares
	Voted		Broker Non-
Voted For	Against	Abstain	Votes
28,821,206	3,782,381	574,727	41,0247,320

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 26, 2015	U.S. Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer